Exhibit 21.1

LIST OF SUBSIDIARIES OF PRICESMART, INC.

The following table sets forth a list of the Company’s subsidiaries as of August 31, 2004:

Name	Jurisdiction of Incorporation or Organization	Ownership	DBA
Ventures Services, Inc.	Delaware	100.0%	PriceSmart
PriceSmart Real Estate, S.A.	Panama	100.0%	PriceSmart
PriceSmart Panama, S.A.	Panama	100.0%	PriceSmart
Distribuidora Su Bodega, S.A.	Panama	100.0%	PriceSmart
PriceSmart (Guatemala), S.A.	Guatemala	66.0%	PriceSmart
Gestiones Mercantiles, S.A.	Guatemala	66.0%	PriceSmart
PSMT Caribe, Inc.	British Virgin Islands	100.0%	PriceSmart
PriceSmart El Salvador, S.A. de C.V.	El Salvador	100.0%	PriceSmart
Inmobiliaria PriceSmart El Salvador, S.A. de C.V.	El Salvador	100.0%	PriceSmart
Prismar de Costa Rica, S.A.	Costa Rica	100.0%	PriceSmart
Pricsmarlandco, S.A.	Costa Rica	100.0%	PriceSmart
Promotora PS Escazu, S.A.	Costa Rica	100.0%	PriceSmart
Corporacion BECR de Occidente, S.A.	Costa Rica	100.0%	PriceSmart
PriceSmart Membership Shopping, S.A.	Costa Rica	100.0%	PriceSmart
PriceSmart Honduras, S.A. de C.V.	Honduras	100.0%	PriceSmart
PriceSmart Dominicana, S.A.	Dominican Republic	100.0%	PriceSmart
Inmobiliaria PriceSmart, S.A.	Dominican Republic	100.0%	PriceSmart
PriceSmart Exempt SRL	Barbados	100.0%	PriceSmart
PSMT Trinidad/Tobago Limited	Trinidad/St. Lucia	90.0%	PriceSmart
PriceSmart (Trinidad) Limited	Trinidad	90.0%	PriceSmart
PS Operations, Ltd.	Trinidad	90.0%	PriceSmart
PSMT, LLC	U.S. Virgin Islands	100.0%	PriceSmart
PSMT Philippines, Inc.	Philippines	52.0%	PriceSmart
PriceSmart Holdings, Inc.	St. Lucia	100.0%	PriceSmart
PSMT (Barbados), Inc.	Barbados	100.0%	PriceSmart
Island Foods and Distributors, N.V.	Aruba	90.0%	PriceSmart
PSMT Guam, Inc.	Guam	100.0%	PriceSmart
PriceSmart Jamaica (SL), Inc.	St. Lucia	67.5%	PriceSmart
PSMT (Jamaica), Limited	Jamaica	67.5%	PriceSmart
PSMT Realty (Jamaica), Ltd.	Jamaica	67.5%	PriceSmart
PSMT Mexico S.A. de C.V.	Mexico	50.0%	PriceSmart
PriceSmart Mexico S.A. de C.V.	Mexico	50.0%	PriceSmart
Inmobiliaria PriceSmart Mexico S.A. de C.V.	Mexico	50.0%	PriceSmart
Servicios Ejecutivos a PriceSmart Mexico S.A. de C.V.	Mexico	50.0%	PriceSmart
Servicios a PriceSmart Mexico S.A. De C.V.	Mexico	50.0%	PriceSmart
Importadora y Exportadora PriceSmart Mexico S.A. de C.V.	Mexico	50.0%	PriceSmart
PSMT Nicaragua (BVI), Inc.	British Virgin Islands	51.0%	PriceSmart
PSMT Nicaragua, S. A.	Nicaragua	51.0%	PriceSmart
Inmobiliaria PSMT Nicaragua S. A.	Nicaragua	51.0%	PriceSmart
PSMT Hong Kong Ltd.	Hong Kong	100.0%	PriceSmart
PriceSmart Ecuador (BVI), Inc.	British Virgin Islands	60.0%	PriceSmart